Kevin S. Woltjen, P.C.
                                 Attorney at Law
                       980 N. Michigan Avenue, Suite 1400
                             Chicago, Illinois 60611
                             Telephone: 312-214-4991
                             Facsimile: 312-214-3501

May 5, 1999

Board of Directors
Modern Medical Modalities Corporation
1719 Route 10, Suite 119,
Parsippany, New Jersey 07954

To the Board of Directors of Modern Medical Modalities Corporation

Modern Medical Modalities Corporation, a New Jersey corporation (the "Company"), has informed Kevin S. Woltjen, P.C. (the "Firm"), of its intention to presently file a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Form S-8"), concerning One Million Five-Hundred Thousand (1,500,000) shares (the "Shares") of its common stock, par value $0.0001 ("Common Stock"), with the Securities and Exchange Commission ("SEC"). In connection with the filing of the Form S-8, you have requested the Firm's opinion regarding the issuance of Common Stock.

You have represented to the Firm that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that the Company is current in its such filings with the SEC and that the Company's board of directors has authorized the filing of a registration statement on Form S-8. Based on these representations and to the best of the Firm's knowledge, the Firm is of the opinion that Form S-8 is a form of registration available to the Company as of the date above.
This Opinion is conditioned upon the above requirements being met.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that the first 725,000 Shares will be legally issued, fully paid, and nonassessable when issued pursuant to the terms of the Plan. Before the remaining 775,000 Shares may be issued under the Plan, the Company must effect an increase in the number of shares of its Common Stock authorized for issuance. No opinion is expressed herein as to any laws other than the laws of the state of Illinois and the United States.

The opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein and in the Accord, and is further subject to qualifications, exceptions, and limitations set forth below:

         A. The Firm expressly excepts from the opinion set forth herein any opinion or position as to whether or to what extent a New Jersey court or any other court would apply New Jersey law, or the law of any other state or jurisdiction except the federal law of the United States of America, to any particular aspect of the facts, circumstances and transactions that are the subject of the opinion herein contained.

         B. In rendering this opinion, the Firm assumed that the Company is satisfying the various substantive requirements of Form S-8, and the Firm expressly disclaims any opinion regarding the Company's compliance with such requirements. C. In expressing the opinion set forth herein, the Firm assumed the authenticity and completeness of all corporate documents, records and instruments provided to the Firm by the Company and its representatives. The Firm assumed the accuracy of all statements of fact contained therein. The Firm further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies or faxed copies and the correctness of all such documents. This opinion is conditioned on all of these assumptions being correct.

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         E. The Firm  expressly  excepts  from the opinion set forth  herein any opinion concerning the propriety of any issuance of any shares, and any opinion concerning the tradability of any shares whether or not issued under the Registration Statement.

         F. The opinion contained herein are rendered as of the date hereof, and the Firm undertakes no obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein, and the Firm hereby disclaims any such obligation.

This Opinion may be relied upon by you only in connection with filing of the Registration Statement and the Firm hereby consents to the use of it as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This Opinion may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord, without in each instance the Firm's prior written consent.

Sincerely,

 /s/ Kevin S. Woltjen, P.C.
---------------------------
Kevin S. Woltjen, P.C.


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